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                                                                    Exhibit 10.1

STATE OF GEORGIA      )
                      )
COUNTRY OF RICHMOND   )



                      KEY OFFICER COMPENSATION AGREEMENT
                      ----------------------------------

        THIS AGREEMENT made and entered into as of the 1/st/ day of January 2000, between Georgia Bank & Trust Company of Augusta, a banking corporation organized and existing under the laws of the State of Georgia (hereinafter called the "Bank") and R. Daniel Blanton, a salaried employee of the Bank (hereinafter called the "Executive"), pursuant to a duly authorized resolution of the Compensation Committee of the Board of Directors of the Bank.

        In consideration of the mutual covenants hereafter set forth, the good and valuable services to be rendered by the Executive to the Bank commencing on the date of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1.    EMPLOYMENT.
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                    The Bank hereby agrees to employ the Executive, and the
              Executive hereby agrees to work for the Bank, on the terms and conditions hereinafter set forth subject to the general supervision and direction of the Bank.

        2.    TITLE AND DUTIES OF POSITION.
              ----------------------------

                    The Executive shall have the title of President - Chief
              Executive Officer for Georgia Bank & Trust Company of Augusta, and Georgia Bank Financial Corporation ("GBFC"), and in this capacity, the Executive shall be required to perform all the duties and discharge all of the responsibilities which are described and detailed in the attached position description (see Schedule 1).

                    The Executive agrees to devote his full and exclusive time, effort and attention to the performance of his duties and to devote his best efforts and skills exclusively to the business and interests of the Bank and perform all duties required by this Agreement and as designated by the board of Directors of the Bank. The Executive agrees to hold such corporate offices with the Bank to which the Executive is from time-to-time elected and to discharge all duties imposed upon the Executive as set forth in the bylaws of the Bank. With the consent of the Board of directors of the Bank, the Executive may serve as a member of the Board of Directors of another company, or companies.

        3.    TERMS OF AGREEMENT.
              ------------------

                    The term of this Agreement shall commence as of the date of this Agreement and shall terminate on December 31, 2002. This contract shall be renewed for additional terms of three (3) years each upon the approval of the Compensation Committee of the Bank. Such approval shall occur on or before December 31/st/ of each year, and shall be acknowledged by the Compensation Committee recording the same in its meeting minutes. In the event the Compensation Committee fails to renew the term of this Agreement prior to December 31 of any year, the term of this Agreement shall expire on December 31, two (2) years later.

        4.    COMPENSATION.
              ------------

              a.    Base Salary. The Bank agrees that, as of the effective date
                    -----------
                    of this Agreement, it shall pay the Executive an annual base salary of $140,0000.00 ("Base Salary"), which shall be paid in equal semi-monthly installments. During the term of this Agreement, the Bank shall review the Executive's Base Salary annually and shall advise the Executive on or before February 28/th/ of each year of any adjustment in salary, with such adjustment, if any,
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                    retroactive to January 1/st/. It is anticipated that the
                    first salary review will occur no later than February 28, 2000 for the period beginning January 1, 2000.

              b.    Annual Incentive Compensation. Effective January 1, 2000 for
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                    the year ending December 31, 2000 and successive years under this Agreement, it is the intention of the Bank to provide the Executive with an annual incentive compensation award ("Annual Incentive Compensation"), in addition to Base Salary, in recognition of the efforts and production achieved by the Executive. The amount of the Annual
                    Incentive Compensation to be paid to the Executive is to be determined by the Compensation Committee of the Board of Directors within two months after the end of each fiscal year.

              c.    Stock Appreciation Rights and Incentive Stock Option. The
                    ----------------------------------------------------
                    Executive shall be eligible to participate in the Executive Long-Term Incentive Plan adopted by Georgia Bank Financial Corporation. The Executive has been previously awarded Stock Appreciation Rights. Subsequent awards will be determined annually by the Compensation Committee of the Board of Directors.

              d.    Incentive Compensation - Change of Control. In the event of
                    ------------------------------------------
                    a change of control of the Bank as defined herein, Executive shall be entitled (in addition to the benefits set forth hereinabove) upon closing of the transaction effecting such change of control to a cash payment of an amount equivalent to two times the Executive's average base salary plus cash bonuses paid during the last five (5) years (minus such federal and state income tax withholding and social security taxes as may be applicable to the Bank under federal or state law) as a result of such financial transaction.

                           The payments provided for in this section shall be
                    payable by the Bank only to the extent that such payments are deductible by the Bank and are not rendered non-deductible by Section 280G(b)(1) of the Internal Revenue Code of 1996 as amended. The cash payment provided for in this section shall be paid by the Bank not later than ten
                    (10) days after the date of closing of the transaction effecting the change of control of the Bank.

                    For the purpose of this section, "change of control" of the Bank shall mean:

                    (i) Any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership, as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, by a person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of common stock of the GBFC.

                    (ii) the sale of all or substantially all of the assets of the Bank and/or GBFC.

                    (iii) approval by the shareholders of the GBFC of a plan of liquidation of the GBFC or the Bank.

              e.    Non-qualified Defined Benefit Plan, with minimum monthly
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                    benefit at retirement age of 65 of $10,000. This benefit
                    shall remain an obligation of the Bank and its successors, and shall be fully funded to age 65 regardless of a "change of control" referred to in Section 6(d) hereinbelow or continued employment of the Executive after the "change of control."

              f.    Other. The Executive shall be eligible to participate in the
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                    Group Medical and Life Insurance Plan, 401K Savings Plan,
                    and Cafeteria Plan, if and to the extent that such are provided to all Bank employees. In the event of a "change of control", the Executive has the option to take a reduced benefit at early retirement, or defer to age 65 as defined in the Non-qualified Defined Contribution Retirement Plan.
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        5.    REIMBURSEMENT OF BUSINESS EXPENSES.
              ----------------------------------

                    The Executive shall be reimbursed for all necessary business expenses, including payment of membership dues at the Augusta Country Club, and monthly dues of a civic club. The Executive shall also be provided an automobile for personal and business use commensurate with his position.

        6.    TERMINATION OF EMPLOYMENT.
              -------------------------

              a.    Death or Permanent Disability of Executive. In the event
                    ------------------------------------------
                    that the employment of the Executive shall be terminated by reason of the death or permanent disability of the Executive, then the Bank shall pay to the Executive's estate (or beneficiary designated by the Executive in a written notice to the Bank in the event of the Executive's death) or to the Executive (in the event of permanent disability) an amount equal to six months of the Executive's then current Base Salary. Further, all cash amounts, if any, previously earned and voluntarily or automatically deferred under the Annual Incentive Compensation arrangement shall become 100% vested and payable under the terms of such deferral agreement(s). The term "permanent disability" as used in this Agreement means the inability of the Executive to perform the duties specified in this Agreement for three hundred sixty (360) consecutive calendar days.

              b.    Discharge for Cause or Voluntary Termination by Executive.
                    ---------------------------------------------------------
                    The Executive may be discharged by the Bank for just cause; in which event this Agreement and all of the rights and obligations of the parties, unless otherwise provided, shall forthwith terminate. The term "just cause", as used in this Agreement, shall mean a substantial and objective act of misfeasance or nonfeasance by the Executive which is plainly sufficient, under sound banking principles (as recognized by the Georgia Department of Banking and Finance and/or the Federal Deposit Insurance Corporation to the extent said agencies would no longer approve the Executive to hold a comparable executive position), to conclude that the Executive is unfit to continue in the capacities stated in this Agreement. Notwithstanding the foregoing, however, the rights, obligations and duties of the parties arising by virtue of Paragraph 8 (as applicable) of this Agreement shall not terminate and shall nevertheless remain binding upon the parties to this Agreement as independent covenants. In the event of termination by the Bank for just cause, or voluntary termination by the Executive, the Executive shall not be entitled to any severance compensation. Cash amounts, if applicable, voluntarily deferred shall be payable in accordance with the terms of such deferral agreement(s). The rights of the Bank and Executive under the Executive Long-Term Incentive Plan shall be exercisable in accordance with the terms of the respective plans and award agreements.

              c.    Discharge Without Cause. If the employment of the Executive
                    -----------------------
                    is terminated by the bank for any reason other than just cause, death or permanent disability, then the Bank, its successor or the successor to Georgia Bank & Trust Company of Augusta, shall pay the Executive his then current Base Salary for two (2) years or the remaining term of this Agreement, whichever is greater, which shall be paid by the Bank to the Executive in consecutive monthly installments commencing on the 1st day of the month following discharge of the Executive without cause. Additionally, the Bank shall continue to provide, at its expense, medical coverage then in force for the Executive and his family for two (2) years or the remaining term of this Agreement, whichever is greater. Notwithstanding the foregoing, if the Executive accepts other employment within the 24 month period during which the Bank has agreed to pay the Executive, the Bank shall be relieved of any obligation to pay the Executive all remaining unpaid monthly installments of the Base Salary and medical coverage benefits. All cash amounts, if any, previously earned and voluntarily deferred shall become 100% vested and payable in accordance with the terms of such deferral agreement(s).
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              d.    Optional Termination ("Change of Control"). In the event
                    --------------------
                    that 50% of the issued and outstanding shares of the Bank or its parent, GBFC, excluding the shares set aside pursuant to an incentive stock option plan, are acquired by any one entity or person, or group of persons or entities acting in concert which are not shareholders on the effective date of this Agreement, the Executive shall have certain rights, as follows. If Executive is required by the Bank, its successor or the successor to GBFC to (i) relocate to a geographical area more than fifty (50) miles from 3530 Wheeler Road, Augusta, Georgia or (ii) accept a reduction in Total Annual Compensation below the rate in effect on the Take Over Date, or (iii) perform duties and occupy a position other that described in Paragraph 2 above, the Bank, its successor or the successor to GBFC shall pay the Executive his Total Annual Compensation (at the rate in effect on the Take Over
                    Date) and continue to pay medical insurance benefits then in force for the Executive and his family for a term equal to two (2) years or the remaining term of this Agreement, whichever is greater. In the event the Executive subsequently obtains medical insurance benefits through other employment during the period that such benefits are provided by the Bank under this Paragraph, the Bank shall be relieved of its obligation to pay for medical insurance for the Executive.

        7.    AGREEMENT NOT TO COMPETE AND TO SOLICIT EMPLOYEES.
              -------------------------------------------------

                    The Executive agrees that during the period applicable in
              Paragraph 6(c) following Discharge Without Cause of his employment by the Bank, for whatever reason (and regardless of whether this contract expires or is terminated), he will not, on his own behalf or in the service of others, compete with the Bank within a twenty-five (25) mile radius of the principal office of the Bank located at 3530 Wheeler Road, Augusta, Richmond County, Georgia, and he will not, on his own behalf or in the service of others, solicit, divert or hire away or attempt to solicit, divert or hire away, to any competing business and person employed by the Bank, whether such employment was for a determined period or at will.

        8.    COVENANT NOT TO DISCLOSE TRADE INFORMATION.
              ------------------------------------------

                    The Executive covenants and agrees that he will not, at any time, or in any manner, either directly or indirectly, divulge or disclose to any firm, individual or institution any information concerning or related to the business of the Bank, including its customers, shareholders, manner of operation, projections, accounting procedures or other information pertaining to the business or affairs of the Bank, all of which are deemed trade secrets which are deemed confidential material and important. Further, upon termination of this Agreement, with or without cause, the Executive agrees that he will continue to treat as private and privileged all information, data, figures, projections, customer lists, manner of operations and identity of shareholders each of which is a trade secret, and will not release any such information to any person, firm or institution, and the Bank shall be entitled to an injunction by any competent Court to enjoin and restrain the unauthorized disclosure of such information. The Executive agrees that upon termination of his employment, with or without cause, he will surrender to the Bank, in good condition, any record or records pertaining to the operation of the Bank kept by the Executive during the course of his employment.

        9.    BINDING ON HEIRS, ETC.
              ---------------------

                    This Agreement shall be binding upon, and shall inure to the benefit of the heirs, successors and assigns of the parties. However, the Executive acknowledges that this contract is a personal service contract and the rights, duties and responsibilities of the Executive hereunder including the right to receive compensation, may not be delegated or assigned, pledged or hypothecated without the express written consent of the Bank.
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        10.   MODIFICATION.
              ------------

                     As to matters specifically determined and covered by this
              Agreement, this Agreement represents the complete and entire agreement of the parties. It is understood that the Executive shall have the right to be temporarily absent from employment on vacations, sick leave, personal emergencies or for other normal causes or situations as defined in the Personnel Manual. As to matters specifically covered and determined by this contract, these matters shall be modified only by subsequent written agreement of the parties.

        IN WITNESS WHEREOF, the parties hereto have executed, acknowledged, sealed and delivered this Agreement the date and year first set forth above.

                                      EXECUTIVE




                                                                     (L.S.)
                                      -------------------------------------



                                      BANK
                                      Georgia Bank & Trust Company of Augusta


                                      By:

                                      As its





        Georgia Bank Financial Corporation joins in this Agreement for the sole and exclusive purpose of assenting to the provisions of Paragraph 4(c) pertaining to Executive Long-Term Incentive Plan adopted by Georgia Bank Financial Corporation and Paragraph 6(d) pertaining to Optional Termination.

                                      Georgia Bank Financial Corporation


                                      By:

                                      As its

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                                  Schedule 1

GEORGIA BANK FINANCIAL CORPORATION
                        Position Description- President/Chief Executive Officer


                                    SUMMARY

        The President/CEO is the Chief Executive Officer and responsible for the overall leadership and strategic direction of the holding company, Georgia Bank Financial Corporation.

        The President/CEO is accountable to the Board of Directors for the conduct of holding company affairs. He shall provide information that accurately reflects the condition and status of the holding company, and as appropriate, deliver information that allows the Board of Directors to monitor the operations of the holding company.

DUTIES

        Assure the continued operation of the holding company, as parent company to the Bank, in a safe and sound manner consistent with regulatory expectations.

        Consult with the Executive Committee and the Board of Directors to develop, as necessary, long range strategic planning for the holding company.
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GEORGIA BANK & TRUST COMPANY
                    Position Description- President/Chief Executive Officer


SUMMARY

        The President/CEO is the Chief Executive Officer and responsible for the overall leadership and strategic direction of the affairs of Georgia Bank & Trust Company.

        The President/CEO is accountable to the Board of Directors for the financial performance and regulatory condition of the Bank. He shall provide information to the Board of Directors that accurately reflects the condition of the Bank, and as appropriate, deliver information that allows the Board of Directors to monitor the operations of the Bank.

DUTIES

        Maintain a position of leadership within the Bank and retain an effective management team to provide for the successful and profitable operation of the Bank.

        Monitor overall asset quality to minimize the risk of loan losses and resulting impacts on the profitability of the Bank.

        Assure compliance with all regulatory requirements for the continued operation of the Bank in a safe and sound manner consistent with regulatory expectations and the avoidance of regulatory criticism or actions.

        Function as Chairman of the Bank's Operating Committee composed of senior management.

        Establish and maintain a position of leadership in the civic and business community that enhances the visibility of the Bank projects the commitment of the Bank to the welfare and continued growth of the community.

        Consult with the Executive Committee and the Board of Directors to develop, as necessary long range strategic planning for the Bank.

        Work with various committees of the Board and the Board of Directors to recommend and implement policy changes necessary to fulfill duties outlined above.

        Build and maintain relationships with other bankers by participating in trade association activities.

        The fulfillment of these duties is intended to result in the successful and profitable operation of the Bank, thereby protecting and increasing the value of shareholders interests.